INVESTMENT MANAGEMENT

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VOYA®

Exhibit (g)(2)(iii)

July 13, 2021

Dayton Krzanik

VP Team Leader

The Bank of New York Mellon

100 Colonial Center Parkway

Lake Mary, FL 32746

Re: IPO/BID Processing for the Voya Funds (see Appendix A for list of accounts)

Dear Dayton:

The Bank of New York Mellon ("BNY Mellon") serves as custodian for the Voya Funds (see Appendix A for list of accounts) (the "Client"). From time to time an investment manager or other authorized person acting on behalf of the Client may desire for the Client to participate in certain initial public offerings, private placements, auctions or similar events relating to the purchase of securities or for the sale (buy back) of securities ("Bid" or "Bids" as the context so requires) where BNY Mellon maintains subcustodian arrangements through which such Bids will be submitted directly by the applicable local subcustodians. The undersigned, duly authorized to act on behalf of the Client, hereby directs BNY Mellon to assist with this process in those markets where the Client can only subscribe to Bids through the use of a local subcustodian.

The undersigned understands and agrees that it is the responsibility of the Client and its authorized person, and not that of BNY Mellon and/or its subcustodians or agents, to ensure that all Bids instructed are undertaken in accordance with all local laws and regulations (including, but not limited to, any investment limits and any restrictions or regulations applicable to foreign financial institutions).

The undersigned hereby expressly understands and agrees that instructions on behalf of the Client regarding Bids will involve payment for such Bids, and the undersigned on behalf of the Client hereby represents and agrees that that sufficient funds in the applicable currency shall be available by the required date in the applicable Client account on BNY Mellon's books and records in accordance with local issuer and market requirements and practice. The undersigned further understands and agrees that, depending on local issuer and market requirements and practice, failure to ensure that sufficient funds in the applicable currency are available by the required date in the applicable Client account on BNY Mellon's books and records may result in the application for any such Bid being withheld, withdrawn, or default funding procedures being automatically implemented without prior notice to the Client, its investment manager or other authorized person. Where default funding procedures are implemented, the undersigned understands and agrees that the Client will be solely responsible and liable for any and all costs, expenses and losses relating to any such default funding, any additional funding arrangements that may have already been made or that may be required to be made, and for any additional arrangements that may further be required to remedy or correct any deficiency in funding, including but not limited to any costs, expenses, losses or deficiencies associated with foreign exchange. The undersigned understands and agrees that payments associated with any such Bids may include the full subscription amount with respect to any such Bids, and that prior to the closing subscription date or shares allocation date for a Bid, Client cash may be encumbered in an amount sufficient to cover the full payment amount, even though the full amount of the requested Bid may not be accepted. The undersigned on behalf of the Client understands and agrees that instructions to bid for buy backs on the Client's behalf will involve ensuring that the securities subject to the buy back are timely available for sale, unencumbered and free of any lien,

July 13, 2021

and that the receipt of funds resulting from the sale will be credited in the currency received from the issuer or market in accordance with the terms of the buy back and local issuer and market practice.

The undersigned authorizes and directs BNY Mellon and/or its subcustodian to complete certain applications and/or make certain representations to which the undersigned, the Client or other person will be obligated. Further, the undersigned agrees that BNY Mellon and its subcustodian will (i) not interpret bidding or buy back or other rules, and (ii) submit such necessary Bid applications, instructions and directions and any other materials in its capacity as a service provider to the Client and not in BNY Mellon's individual capacity. The undersigned agrees to reimburse, or cause to be reimbursed, BNY Mellon and/or its subcustodians for any costs, expenses or losses incurred in connection therewith. Further, the undersigned agrees that while BNY Mellon and/or its subcustodian shall exercise reasonable efforts to submit all Bids for which it receives timely direction and related documents, it does not make any guarantees, representations or warranties with respect to its discharge of such duties. In the event of any errors or omissions in the performance of the Bid submissions, the Client's (including any and all persons acting for or on behalf of the Client) sole and exclusive remedy and the sole liability of BNY Mellon and/or its subcustodian, shall be limited to re-performance of the Bids submission, if practicable, at no cost to the Client.

This letter is applicable to those markets for which an authorized person acting on behalf of the Client desires for the Client to participate in Bids associated with certain markets where such Bids are to be submitted through the use of a local subcustodian, as more fully described above.

BNY Mellon is hereby authorized and directed to follow the directions provided through this letter unless and until such directions are modified by written notice and direction of an authorized party acting on behalf of the Client.

The undersigned hereby represents and warrants to BNY Mellon that the undersigned is duly authorized to act on behalf of the Client (including, without limitation, to execute this letter on behalf of the Client).

Sincerely,

By: /s/ Fred Bedoya

Fred Bedoya

Vice President

APPENDIX A

Account	Fund Name and Sleeve, as noted
Number
405906	VOYA ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND COMP
405909	VOYA ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND DERIV
405907	VOYA ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND EQUITY
405867	VOYA BALANCED INCOME PORTFOLIO
405874	VOYA BALANCED INCOME PORTFOLIO CASH
405871	VOYA BALANCED INCOME PORTFOLIO INTL HDLV
405872	VOYA BALANCED INCOME PORTFOLIO MASS
405868	VOYA BALANCED INCOME PORTFOLIO SIO
405870	VOYA BALANCED INCOME PORTFOLIO US HDLV
464428	VOYA BALANCED PORTFOLIO
471439	VOYA BALANCED PORTFOLIO COMPOSITE
472950	VOYA BALANCED PORTFOLIO HIGH YIELD
471480	VOYA BALANCED PORTFOLIO INCOME STRAT CASH ACCOUNT
471948	VOYA BALANCED PORTFOLIO INTL VALUE
472969	VOYA BALANCED PORTFOLIO LARGE CAP VALUE
471442	VOYA BALANCED PORTFOLIO MASS
471441	VOYA BALANCED PORTFOLIO MID CAP
472949	VOYA BALANCED PORTFOLIO MID CAP VALUE
471161	VOYA CORPORATE LEADERS 100 FUND
464756	VOYA CORPORATE LEADERS TRUST FUND SERIES B
472953	VOYA EMERGING MARKETS CORPORATE DEBT FUND
472951	VOYA EMERGING MARKETS HARD CURRENCY DEBT FUND
405899	VOYA EMERGING MARKETS HIGH DIVIDEND EQUITY FUND COMP
405904	VOYA EMERGING MARKETS HIGH DIVIDEND EQUITY FUND DERIV
405901	VOYA EMERGING MARKETS HIGH DIVIDEND EQUITY FUND EQUITY
472592	VOYA EMERGING MARKETS INDEX PORTFOLIO
472952	VOYA EMERGING MARKETS LOCAL CURRENCY DEBT FUND
405880	VOYA GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND COMP
405886	VOYA GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND DERIV
405883	VOYA GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND EQUITY
VOYA GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
405889	COMP
VOYA GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
405892	DERIV
VOYA GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
405890	EQUITY
464773	VOYA GLOBAL BOND FUND
464548	VOYA GLOBAL BOND PORTFOLIO
471174	VOYA GLOBAL DIVERSIFIED PAYMENT FUND
464218	VOYA GLOBAL HIGH DIVIDEND LOW VOLATILITY FUND
464217	VOYA GLOBAL HIGH DIVIDEND LOW VOLATILITY FUND COMPOSITE

Account	Fund Name and Sleeve, as noted
Number
471145	VOYA GLOBAL HIGH DIVIDEND LOW VOLATILITY PORTFOLIO
464722	VOYA GLOBAL MULTI-ASSET FUND
473352	VOYA GLOBAL PERSPECTIVES FUND
473354	VOYA GLOBAL PERSPECTIVES PORTFOLIO
464012	VOYA GNMA INCOME FUND
058081	VOYA GOVERNMENT LIQUID ASSETS PORTFOLIO
464064	VOYA GOVERNMENT MONEY MARKET FUND
464412	VOYA GOVERNMENT MONEY MARKET PORTFOLIO
471403	VOYA GROWTH AND INCOME PORTFOLIO COMPOSITE
464402	VOYA GROWTH AND INCOME PORTFOLIO
464010	VOYA HIGH YIELD BOND FUND
464018	VOYA HIGH YIELD PORTFOLIO
464406	VOYA INDEX PLUS LARGECAP PORTFOLIO
464408	VOYA INDEX PLUS MIDCAP PORTFOLIO
464410	VOYA INDEX PLUS SMALLCAP PORTFOLIO
471149	VOYA INFRASTRUCTURE, INDUSTIRALS AND MATERIALS FUND
VOYA INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND
471153	COMPOSITE
VOYA INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND
471155	DERVIVATIVE
464006	VOYA INTERMEDIATE BOND FUND
464400	VOYA INTERMEDIATE BOND PORTFOLIO
473009	VOYA INTERNATIONAL HIGH DIVIDEND LOW VOLATILITY FUND
471167	VOYA INTERNATIONAL INDEX PORTFOLIO
405916	VOYA INTERNATONAL HIGH DIVIDEND LOW VOLATILITY PORTFOLIO
470568	VOYA INVESTMENT GRADE CREDIT FUND
464706	VOYA LARGE CAP GROWTH PORTFOLIO
471164	VOYA LARGE CAP VALUE FUND
470567	VOYA LARGE CAP VALUE PORTFOLIO
464733	VOYA LARGE-CAP GROWTH FUND
058082	VOYA LIMITED MATURITY BOND PORTFOLIO
464727	VOYA MID CAP RESEARCH ENHANCED INDEX FUND
464741	VOYA MIDCAP OPPORTUNITIES FUND
464444	VOYA MIDCAP OPPORTUNITIES PORTFOLIO
VOYA MULTI-MANAGER EMERGING MARKETS EQUITY FUND
472158	COMPOSITE
472394	VOYA MULTI-MANAGER EMERGING MARKETS EQUITY FUND DELAWARE
941478	VOYA MULTI-MANAGER EMERGING MARKETS EQUITY FUND VIL
473280	VOYA MULTI-MANAGER EMERGING MARKETS EQUITY FUND VAN ECK
405972	VOYA MULTI-MANAGER EMERGING MARKETS EQUITY FUND VIM
472492	VOYA MULTI-MANAGER INTERNATIONAL EQUITY FUND BALGIF
472499	VOYA MULTI-MANAGER INTERNATIONAL EQUITY FUND COMPOSITE
941469	VOYA MULTI-MANAGER INTERNATIONAL EQUITY FUND POLARIS

Account	Fund Name and Sleeve, as noted
Number
941473	VOYA MULTI-MANAGER INTERNATIONAL EQUITY FUND VIL
941468	VOYA MULTI-MANAGER INTERNATIONAL EQUITY FUND WELLINGTON
472496	VOYA MULTI-MANAGER INTERNATIONAL FACTORS FUND COMPOSITE
938465	VOYA MULTI-MANAGER INTERNATIONAL FACTORS FUND PANAGORA
941482	VOYA MULTI-MANAGER INTERNATIONAL FACTORS FUND VIL
941467	VOYA MULTI-MANAGER INTERNATIONAL FACTORS FUND VIM
464216	VOYA MULTI-MANAGER INTERNATIONAL SMALL CAP FUND ACADIAN
464301	VOYA MULTI-MANAGER INTERNATIONAL SMALL CAP FUND COMPOSITE
472970	VOYA MULTI-MANAGER INTERNATIONAL SMALL CAP FUND VICTORY
941477	VOYA MULTI-MANAGER INTERNATIONAL SMALL CAP FUND VIL
472138	VOYA MULTI-MANAGER MID CAP VALUE FUND COMPOSITE
472391	VOYA MULTI-MANAGER MID CAP VALUE FUND HAHN
473941	VOYA MULTI-MANAGER MID CAP VALUE FUND LSV
941479	VOYA MULTI-MANAGER MID CAP VALUE FUND VIL
402229	VOYA MULTI-MANAGER MID CAP VALUE FUND VIM
471346	VOYA RUSSELL LARGE CAP GROWTH INDEX PORTFOLIO
471172	VOYA RUSSELL LARGE CAP INDEX PORTFOLIO
471352	VOYA RUSSELL LARGE CAP VALUE INDEX PORTFOLIO
471354	VOYA RUSSELL MID CAP GROWTH INDEX PORTFOLIO
471168	VOYA RUSSELL MID CAP INDEX PORTFOLIO
471166	VOYA RUSSELL SMALL CAP INDEX PORTFOLIO
464208	VOYA RUSSIA FUND
473625	VOYA SECURITIZED CREDIT FUND RMB
473626	VOYA SECURITIZED CREDIT FUND AB
473624	VOYA SECURITIZED CREDIT FUND CMB
473623	VOYA SECURITIZED CREDIT FUND COMPOSITE
473628	VOYA SECURITIZED CREDIT FUND OVERLAY
473565	VOYA SHORT TERM BOND FUND
464729	VOYA SMALL COMPANY FUND
464414	VOYA SMALL COMPANY PORTFOLIO
464743	VOYA SMALLCAP OPPORTUNITIES FUND
464450	VOYA SMALLCAP OPPORTUNITIES PORTFOLIO
473423	VOYA STRATEGIC INCOME OPPORTUNITIES FUND
473318	VOYA STRATEGIC INCOME OPPORTUNITIES FUND-COMPOSITE
473316	VOYA STRATEGIC INCOME OPPORTUNITIES FUND-LOAN ACCOUNT
471169	VOYA US BOND INDEX PORTFOLIO
473010	VOYA US HIGH DIVIDEND LOW VOLATILITY FUND
464701	VOYA US STOCK INDEX PORTFOLIO
VY AMERICAN CENTURY SMALL-MID CAP VALUE PORTFOLIO (MID CAP
464521	SLEEVE)
VY AMERICAN CENTURY SMALL-MID CAP VALUE PORTFOLIO (SMALL
464515	CAP SLEEVE)

Account	Fund Name and Sleeve, as noted
Number
VY AMERICAN CENTURY SMALL-MID CAP VALUE PORTFOLIO
464501	COMPOSITE
464504	VY BARON GROWTH PORTFOLIO
470551	VY BLACKROCK INFLATION PROTECTED BOND PORTFOLIO
405973	VY BRANDYWINEGLOBAL – BOND PORTFOLIO
464280	VY CLARION GLOBAL REAL ESTATE PORTFOLIO
058086	VY CLARION REAL ESTATE PORTFOLIO
464546	VY COLUMBIA CONTRARIAN CORE PORTFOLIO
471329	VY COLUMBIA SMALL CAP VALUE II PORTFOLIO COMPOSITE
464785	VY COLUMBIA SMALL CAP VALUE II PORTFOLIO
464512	VY INVESCO COMSTOCK PORTFOLIO
464536	VY INVESCO EQUITY AND INCOME PORTFOLIO
464508	VY INVESCO GLOBAL PORTFOLIO
058090	VY INVESCO GROWTH AND INCOME PORTFOLIO
058096	VY JPMORGAN EMERGING MARKETS EQUITY PORTFOLIO
464506	VYJPMORGAN MID CAP VALUE PORTFOLIO
464550	VY JPMORGAN SMALL CAP CORE EQUITY PORTFOLIO COMPOSITE
464552	VY JPMORGAN SMALL CAP CORE EQUITY PORTFOLIO FUNDAM
464554	VY JPMORGAN SMALL CAP CORE EQUITY PORTFOLIO QUANT
279605	VY MORGAN STANLEY GLOBAL FRANCHISE PORTFOLIO
058084	VY T. ROWE PRICE CAPITAL APPRECIATION.PORTFOLIO
464534	VY T. ROWE PRICE DIVERSIFIED MID CAP GROWTH PORTFOLIO
058087	VY T. ROWE PRICE EQUITY INCOME.PORTFOLIO
464530	VY T. ROWE PRICE GROWTH EQUITY PORTFOLIO
464576	VY T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO